Council Bluffs, Iowa ----- May 10, 2017 Southwest Iowa Renewable Energy, LLC (“ SIRE ” or the "Company") announced its unaudited financial results for the three months and six months ended March 31, 2017.

Results for the Second Quarter of Fiscal 2017 (Amounts in 000's)

		Three Months Ended March 31, 2017	Three Months Ended March 31, 2016	Six Months Ended March 31, 2017	Six Months Ended March 31, 2016
•	Revenues	$56,073	$54,122	$108,138	$107,321
•	Net Income (Loss)	$2,065	($2,228)	$7,697	($1,122)
	Gross Margin (Loss)	$3,489	($807)	$10,672	$1,708
•	Modified EBITDA	$5,410	$1,665	$13,606	$6,025

SIRE reported net income of $7.7 million or $577.55 per basic unit for the six months ended March 31, 2017, compared to a net loss of $(1.1) million or $(84.19) per basic unit for the six months ended March 31, 2016. SIRE reported net income of $2.1 million for the three months ended March 31, 2017 or $154.95 per basic unit compared to net loss of $(2.2) million or $(167.18) per basic unit for the three months ended March 31, 2016.

SIRE revenue from operations was $108.1 million for the six months ended March 31, 2017 compared to $107.3 million for the six months ended March 31, 2016 and $56.1 million for the three months ended March 31, 2017 compared to $54.1 million for the the three months ended March 31, 2016.

Modified EBITDA, which is defined as earnings before interest, income taxes, depreciation, amortization, and unrealized hedging gains and losses, was $13.6 million for the six months ended March 31, 2017, compared to $6.0 million for the six months ended March 31, 2016 and $5.4 million for the three months ended March 31, 2017, compared to $1.7 million for the three months ended March 31, 2016.

SIRE had $1.5 million in cash and cash equivalents and $25.7 million available under revolving loan agreements, for a total cash and available borrowings of $27.2 million at March 31, 2017. The cash flow provided by operating activities was $7.5 million compared to $(2.6) million for the six months ended March 31, 2017 and 2016, respectively.

Brian Cahill, SIRE's President and CEO stated, “in the second quarter of Fiscal 2017, we saw a 5% increase in our cost of corn as compared to the first quarter of Fiscal 2017. Seasonal influences have increased corn inventories and work-in-process during the current quarter. Demand for ethanol has been strong, both in the U.S. and abroad. The industry has continued to adjust, and we expect margins to remain positive, but are becoming more dependent on continued good export demand ."
During the second quarter of Fiscal 2017, SIRE produced 31.1 million million gallons of ethanol, compared to 31.2 million gallons during the second quarter of Fiscal 2016. Cahill commented - "we continue to evaluate and implement new production technology. We will continue to focus on running the plant efficiently, with a balance of optimizing the yield and profit."

About Southwest Iowa Renewable Energy, LLC:

SIRE is located on 275 acres in Council Bluffs, Iowa. The Company historically was permitted to produce up to 125 million gallons under it's air permit; however, the Iowa Department of Natural Resources (IDNR) recently approved the Company's air permit to 140 million gallons per rolling 12 months starting in March 2017. SIRE began producing ethanol in February, 2009 and sells its ethanol, distillers grains, corn syrup, and corn oil in the continental United States, Mexico and the Pacific Rim.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “1995 Act”).  Such statements are made in good faith by SIRE and are identified as including terms such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “plans,” or similar language.  In connection with these safe-harbor provisions, SIRE has identified in its Annual Report on Form 10-K , important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of SIRE, including, without limitation, the risk and nature of SIRE's business, and the effects of general economic conditions on SIRE. The forward-looking statements contained in this Press Release are included in the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. SIRE further cautions that such factors are not exhaustive or exclusive. SIRE does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of SIRE.

Financial Results

SOUTHWEST IOWA RENEWABLE ENERGY, LLC Summary Statements of Operations Unaudited (Dollars in thousands, except per unit data)

	For the three months ended March 31,		For the six months ended March 31,
	2017	2016	2017	2016
Revenues	$56,073	$54,122	$108,138	$107,321
Cost of Goods Sold	52,584	54,929	97,466	105,613
Gross Margin (Loss)	3,489	(807)	10,672	1,708

General and administrative expenses	1,331	964	2,458	2,169
Interest and other (income) expense, net	93	97	517	301
Change in fair value of put option liability	—	360	—	360
Net Income (Loss)	$2,065	$(2,228)	$7,697	$(1,122)

Weighted Average Units Outstanding, Basic	13,327	13,327	13,327	13,327
Weighted Average Units Outstanding, Diluted	14,442	13,327	14,442	13,327
Income (Loss) per unit - basic	$154.95	$(167.18)	$577.55	$(84.19)
Income (Loss) per unit - diluted	$142.99	$(167.18)	$532.96	$(84.19)

Modified EBITDA

Management uses Modified EBITDA, a non-GAAP measure, to measure the Company’s financial performance and to internally manage its business. Management believes that Modified EBITDA provides useful information to investors as a measure of comparison with peer and other companies. Modified EBITDA should not be considered an alternative to net income or cash flow as determined in accordance with generally accepted accounting principles. Modified EBITDA calculations may vary from company to company. Accordingly, our computation of Modified EBITDA may not be comparable with a similarly-titled measure of another company. Modified EBITDA, is defined as earnings before interest, income taxes, depreciation, amortization, and unrealized hedging gains and losses. The following sets forth the reconciliation of Net Income (Loss) to Modified EBITDA for the periods indicated:

	Three months ended		Six months ended
	March 31, 2017	March 31, 2016	March 31, 2017	March 31, 2016
	Unaudited	Unaudited	Unaudited	Unaudited
	in 000's	in 000's	in 000's	in 000's

Net Income (Loss)	$2,065	$(2,228)	$7,697	$(1,122)
Interest expense, net	283	364	571	700
Depreciation	3,006	2,939	6,006	5,878
EBITDA	5,354	1,075	14,274	5,456

Unrealized Hedging (Gain)	56	230	(668)	209
Change in fair value of put option liability	—	360	—	360

Modified EBITDA	$5,410	$1,665	$13,606	$6,025

Statistical Information

	Three months ended March 31, 2017		Three months ended March 31, 2016
	Amounts in 000's	% of Revenues	Amounts in 000's	% of Revenues
Product Revenue Information
Denatured and Undenatured Ethanol	$44,918	80.1%	$42,043	77.7%
Distiller's Grains	$8,460	15.1%	$9,654	17.8%
Corn Oil	$2,433	4.3%	$2,091	3.9%
Other	$262	0.5%	$334	0.6%

	Six months ended March 31, 2017		Six months ended March 31, 2016
	Amounts in 000's	% of Revenues	Amounts in 000's	% of Revenues
Product Revenue Information
Denatured and Undenatured Ethanol	$86,529	80.0%	$83,625	78.0%
Distiller's Grains	$16,399	15.2%	$19,043	17.7%
Corn Oil	$4,712	4.3%	$3,986	3.7%
Other	$498	0.5%	$667	0.6%

Summary Balance Sheets
(Dollars in thousands)

	March 31, 2017	September 30, 2016
	(unaudited)
ASSETS
Current Assets
Cash & cash equivalents	$1,502	$3,139
Accounts receivable	12,508	13,607
Inventory	13,294	9,937
Other current assets	1,987	558
Total current assets	29,291	27,241
Net property and equipment	118,825	122,572
Other assets	2,166	2,150
Total Assets	$150,282	$151,963

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities
Accounts payable, derivative financial instruments and accrued expenses	8,897	11,415
Current maturities of notes payable	6,527	6,517
Total current liabilities	15,424	17,932
Total long term liabilities	28,615	30,954
Total members' equity	106,243	103,077
Total Liabilities and Members' Equity	150,282	151,963

Contact:
Brett Frevert, CFO
Southwest Iowa Renewable Energy, LLC
712.366.0392